Exhibit 99.1

Boston, United States

Sydney, Australia

1 July 2019 AEST

Investor Relations

United States:

Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

GI Dynamics Announces Extension of Maturity Date of

US $5M Convertible Note with Crystal Amber

BOSTON and SYDNEY – 1 July 2019 – GI Dynamics® Inc. (ASX:GID), a medical device company that is developing EndoBarrier® for patients with type 2 diabetes and obesity, is pleased to announce that it has reached an agreement with Crystal Amber Fund Limited (Crystal Amber) to extend the Maturity Date (and the associated final conversion date) of its 2017 Senior Secured Convertible Promissory Note (Note) that was recently extended from its 1 May 2019 expiration date to 1 July 2019. The new Maturity Date will be 1 October 2019. Crystal Amber is the Company’s largest stockholder.

The Company issued the Note to Crystal Amber in the aggregate principal amount of US $5m on 15 June 2017. The Note accrues interest at a rate of 5% per year, compounded annually. As part of the extension of the Note on 31 December 2018, the Company paid all outstanding interest at that time, a total of $393,000. The Note therefore has now accrued interest from 1 January 2019 only. Without a further extension of the Maturity Date all outstanding principal and interest was due and payable to Crystal Amber on 1 July 2019. The Company does not currently have sufficient cash reserves to repay the total amount outstanding under the Note. The details of the Note, including a summary of its terms, were first announced by the Company on 16 June 20171.

The Company plans to use the period of the extended term of the Note to:

•	Continue the evaluation of its optimal capital markets strategy

•	Continue to evaluate and pursue sources of raising additional funds required to support the Company’s continued operations and to conduct its planned clinical trials in the United States (STEP-1) and India

[1]	https://www.asx.com.au/asxpdf/20170616/pdf/43jz949fmqqdlf.pdf

Boston, United States

Sydney, Australia

1 July 2019 AEST

Investor Relations

United States:

Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

•	Continue preparation to initiate the above-mentioned clinical trials

“We are pleased to have the continued support of Crystal Amber,” said Scott Schorer, president and chief executive officer of GI Dynamics. “It is imperative that GI Dynamics continues to progress towards a successful STEP-1 study and India trial to advance EndoBarrier for a patient population that is in need of a safe and effective treatment option. To do so, we need the continued support of our stockholders and future investors.”

About GI Dynamics

GI Dynamics®, Inc. (ASX:GID) is the developer of EndoBarrier®, the first endoscopically-delivered device therapy for the treatment of type 2 diabetes and obesity. EndoBarrier is not approved for sale and is limited by federal law to investigational use only. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information please visit www.gidynamics.com.

Forward-Looking Statements

This announcement may contain forward-looking statements. These statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern; our ability to raise sufficient additional funds to continue operations and to conduct the planned pivotal trial of EndoBarrier in the United States (STEP-1); our ability to execute STEP-1 under FDA’s Investigational Device Exemption; our ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence of certain safety events or does not approve an expansion of STEP-1; our ability to maintain compliance with our obligations under our existing convertible note

Boston, United States

Sydney, Australia

1 July 2019 AEST

Investor Relations

United States:

Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

and warrant agreements executed with Crystal Amber, including our obligations to make payment on the Note that is due on 1 October 2019; our ability to restructure the terms of the Note with Crystal Amber that is due on 1 October 2019 if we are unable to raise sufficient funds to enable us to fully repay such note when due; obtaining and maintaining regulatory approvals required to market and sell our products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of our products; product pricing; timing of product launches; future financial results; and other factors, including those described in our filings with the U.S. Securities and Exchange Commission.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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